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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                                 April 28, 1995



                               Ajay Sports, Inc.
             (Exact Name of Registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



                               0-18204 39-1644025
         (Commission File Number) (IRS Employer Identification Number)


                  1501 E. Wisconsin Street, Delavan, WI 53115
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (414) 728-5521


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Item 5:  Other Events

                           Effective  April 28, 1995,  the Board of Directors of
                  the Registrant extended the expiration date of its common stock purchase warrants from 5:00 p.m. Mountain Time, May 9, 1995 to 5:00 p.m. Mountain Time, December 31, 1996. The Registrant issued these warrants on November 29, 1989, each of which is exercisable for the purchase of one share of the Registrant's common stock for $1.00 per share pursuant to the terms of its initial public offering and a Warrant Agreement, dated November 21, 1989, as amended, between the Registrant and American Securities Transfer, Inc., as warrant agent.

                           The Registrant's Stock Transfer Agent was notified by
                  letter from the Registrant's Corporate Secretary as to the extension of the expiration date of the warrants.

                           The  Registrant  has  also  issued  a  press
                  release announcing the filing of a Form S-2 Registration Statement with the Securities and Exchange Commission on April 21, 1995 for a proposed $5.25 million preferred stock offering.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     AJAY SPORTS,INC.



                                                     By /S/ROBERT R. HEBARD
                                                     ---------------------------
                                                     Robert R. Hebard, Secretary

May 1, 1995